UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2017

Dimension Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2017, Dimension Therapeutics, Inc. (the “Company”) entered into a Second Lease Amendment to the Lease (the “Second Lease Amendment”) with Rivertech Associates II, LLC, relating to the lease of approximately 15,000 rentable square feet of office and laboratory space in Cambridge, Massachusetts. The Second Lease Amendment amends the Indenture of Lease between the Company and Rivertech Associates II, LLC, dated March 11, 2014, and the First Lease Amendment to the Lease dated as of October 22, 2014 (the “Lease”).

Under the Second Lease Amendment, the term of the Lease is extended for an additional two years, commencing on February 1, 2018. The Company will pay annual rent of $64.00 per rentable square foot for the first year and $66.00 per rentable square foot for the second year. The Company is also responsible for its pro rata share of real estate taxes, operating expenses and utilities. Upon certain terms and conditions set forth in the Second Lease Amendment, the Company has the right to extend the Lease for one additional five year period.

Except as specifically amended by the Second Lease Amendment, the Lease remains in full force and effect.

The foregoing description of the Lease Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017	DIMENSION THERAPEUTICS, INC.

	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer